Exhibit 99.1

FOR FURTHER INFORMATION:	Kevin Kremke	(713) 497-5468
	Pat Hammond	(713) 497-7723

FOR IMMEDIATE RELEASE:	May 10, 2006

Reliant Energy Reports First Quarter Results

HOUSTON – Reliant Energy, Inc. reported a loss from continuing operations before income taxes of $81 million for the first quarter of 2006, compared to $54 million for the same period of 2005. The reported numbers include net gains from unrealized energy derivatives of $23 million and $124 million, respectively, for 2006 and 2005.

“We are making good progress toward our priorities for 2006, which include completing the transition to a fully competitive retail market in Texas, converting to an open model in our wholesale business, improving the commercial capacity factor of our generating plants and managing our collateral exposure to reduce postings by $1 billion by year end,” said Joel Staff, chairman and chief executive officer. “Our commercial capacity factor improved to 89 percent from 81 percent in the first quarter of 2005, collateral postings have declined by nearly $400 million since the beginning of the year, and we had better than expected performance in our retail business. Additionally, in the first quarter, we completed the sale of our New York City assets and repaid $952 million of debt,” Staff added.

Open EBITDA (earnings before interest, income taxes, depreciation and amortization) was $45 million for the first quarter of 2006, compared to $52 million for the first quarter of 2005. Improvements in wholesale unit margins and commercial capacity factors of the power plants were more than offset by lower retail gross margin and higher expenses. Retail gross margin was lower due to higher supply costs that were not recovered through the price-to-beat revenue rate.

Adjusted EBITDA was $76 million for the first quarter of 2006, compared to $21 million for the first quarter of 2005. The improvement to adjusted EBITDA was primarily related to net gains from the sales of emission allowances, partially offset by higher losses related to historical wholesale hedges.

During the first quarter of 2006, the company reported a $228 million use of cash in continuing operations from operating activities, compared to $59 million for the same period of 2005. Free cash flow from continuing operations after emission allowances activity was ($27) million for the first quarter of 2006, compared to $141 million for the first quarter of 2005. The decline in free cash flow from continuing operations after emission allowances activity was due to lower earnings, partially offset by proceeds from the sale of emission allowances, and positive changes in working capital, which were included in the 2005 period.

Reliant Energy recorded a $70 million valuation allowance against deferred tax assets during the first quarter of 2006. While the company’s net operating loss carryforwards will not expire for twenty years, GAAP prescribes specific procedures in valuing deferred tax assets and, as a result of applying those procedures, a valuation allowance was required. Reliant Energy’s forward projections contemplate utilizing the net operating loss carryforwards within the expiration period.

Reliant Energy’s loss from continuing operations for the first quarter of 2006 was $139 million compared to $41 million for the first quarter of 2005.

OUTLOOK

Reliant Energy’s outlook for open EBITDA is $805 million, $1,137 million and $1,236 million for the years ending December 31, 2006, 2007 and 2008, respectively. Adjusted EBITDA, which includes the impact of historical wholesale hedging activity and gains on the sales of emission allowances is $467 million, $878 million and $1,117 million for the same periods. Free cash flow from continuing operations after emission allowances activity is ($85) million, $205 million and $380 million for the years ending December 31, 2006, 2007 and 2008, respectively.

This outlook is based on forward commodity prices on March 24, 2006 and assumptions and estimates by Reliant Energy.

Open EBITDA

Outlook Reconciliation

($ millions)	2006	2007	2008
Income from continuing operations before income taxes (a)	$38	$214	$348
Delivery of product underlying the unrealized (gains) losses on energy derivatives	(352)	(94)	(8)
Depreciation and amortization	388	435	489
Interest expense, net	393	323	288
Adjusted EBITDA (a)	$467	$878	$1,117
Historical wholesale hedges (b)	489	259	119
Gains on sales of emission allowances (a),(c)	(151)	—	—
Open EBITDA (a)	$805	$1,137	$1,236

(a)           Certain factors that could affect GAAP financial measures are not accessible on a forward-looking basis, but could be material to future reported earnings.

(b)          Historical wholesale hedges were entered into to primarily hedge the economics of our wholesale operations. This amount primarily relates to settlements of forward power and fuel hedges, long-term tolling purchases, long-term natural gas transportation contracts, storage contracts and our legacy energy trading. These amounts are derived based on methodology consistent with the calculation of open EBITDA through March 31, 2006 and forward commodity prices as of March 24, 2006.

(c)           Sales through March 31, 2006.

Free Cash Flow from Continuing Operations Before and After

Emission Allowances Activity Outlook Reconciliation

($ millions)	2006	2007	2008
Operating cash flow from continuing operations (a)	$405	$541	$813
Change in margin deposits (b)	(646)	—	—
Western states and Cornerstone settlements	155	—	—
Capital expenditures (c)	(150)	(224)	(258)
Free cash flow from continuing operations before emission allowances activity	$(236)	$317	$555
Proceeds from sales of emission allowances (b),(d)	188	—	—
Purchases of emission allowances	(37)	(112)	(175)
Free cash flow from continuing operations after emission allowances activity(e)	$(85)	$205	$380

(a)           Outlook assumes no changes in working capital.

(b)          Certain factors that could affect GAAP financial measures are not accessible on a forward-looking basis, but could be material to future reported earnings.

(c)           Midpoint of outlook provided on February 8, 2006.

(d)          Sales through March 31, 2006.

(e)           Consistent with SEC guidance to the industry, purchases and sales of emission allowances are classified as cash flows from investing activities for GAAP purposes.

Adjusted and Open EBITDA Reconciliations

	Three Months Ended March 31,
($ millions)	2006	2005
Loss from continuing operations before income taxes	$(81)	$(54)
Depreciation and amortization	81	108
Interest expense, net	99	90
EBITDA	99	144
Changes in California-related receivables and reserves	—	1
Unrealized gains on energy derivatives (a)	(23)	(124)
Adjusted EBITDA	$76	$21
Historical wholesale hedges (b)	120	30
(Gains) losses on sales of assets and emission allowances, net	(151)	1
Open EBITDA	$45	$52

(a)           Reliant Energy uses derivative instruments to manage operational or market constraints, to increase the return on its generation assets and to execute its retail energy segment’s supply procurement strategy. Some derivative instruments receive mark-to-market accounting treatment, which requires the company to record gains/losses related to future periods based on current changes in forward commodity prices. The company refers to these gains and losses prior to settlement, as well as ineffectiveness on cash flow hedges, as “unrealized gains/losses on energy derivatives.”  In some cases, the related underlying transactions being hedged receive accrual accounting treatment, resulting in a mismatch of accounting treatments.

(b)          Historical wholesale hedges were entered into to primarily hedge the economics of our wholesale operations. This amount primarily relates to settlements of forward power and fuel hedges, long-term tolling purchases, long-term natural gas transportation contracts, storage contracts and our legacy energy trading. These amounts are derived based on methodology consistent with the calculation of open EBITDA through March 31, 2006.

Free Cash Flow from Continuing Operations Before and After

Emission Allowances Activity Reconciliation

	Three Months Ended March 31,
($ millions)	2006	2005
Operating cash flow from continuing operations	$(228)	$(59)
Change in margin deposits (a)	(120)	226
Western states and Cornerstone settlement payments	155	—
Capital expenditures	(22)	(10)
Free cash flow from continuing operations before emission allowances activity	$(215)	$157
Proceeds from sales of emission allowances	188	23
Purchases of emission allowances	—	(39)
Free cash flow from continuing operations after emission allowances activity(b)	$(27)	$141

(a)           Reliant Energy posts collateral to support most commodity sales and purchase transactions. The collateral provides assurance to counterparties that contractual obligations will be fulfilled. As the obligations are fulfilled, the collateral is returned. Reliant Energy commonly uses both cash and letters of credit as collateral. The use of cash as collateral appears as an asset on the balance sheet and as a use of cash in operating cash flow. When cash collateral is returned, the asset is eliminated from the balance sheet and it appears as a source of cash in operating cash flow. Changes in margin deposits reflect the net inflows and outflows of cash collateral and are driven by hedging levels and changes in commodity prices, not by the cash flow generated by the business related to sales and purchases in the reporting period.

(b)          Consistent with SEC guidance to the industry, purchases and sales of emission allowances are classified as cash flows from investing activities for GAAP purposes.

NON-GAAP FINANCIAL MEASURES

This press release and the attached financial tables include the following non-GAAP financial measures:

Adjusted gross margin

Open energy gross margin

Open wholesale gross margin

Adjusted contribution margin

Open contribution margin

EBITDA

Adjusted EBITDA

Open EBITDA

Free cash flow from continuing operations before emission allowances activity

Free cash flow from continuing operations after emission allowances activity

Adjusted net debt

A reconciliation of these financial measures and the most directly comparable GAAP measures is included above or in the attached financial tables. Additional information regarding these measures, including a discussion of their usefulness and purpose, is included in the Form 8-K filed along with this press release.

WEBCAST OF EARNINGS CONFERENCE CALL

Reliant Energy has scheduled its first-quarter 2006 earnings conference call for Wednesday May 10, 2006, at 10:00 a.m. CT. Interested parties may listen to a live audio broadcast of the conference call at www.reliant.com/corporate. A replay of the call can be accessed approximately two hours after the completion of the call. A copy of the presentation accompanying the call is also available at this Website address.

Reliant Energy, Inc. (NYSE: RRI) based in Houston, Texas, provides electricity and energy services to retail and wholesale customers in the United States. In Texas, the company provides service to approximately 1.9 million retail electricity customers, including residential and small business customers and commercial, industrial, governmental and institutional customers. Reliant also serves commercial, industrial, governmental and institutional customers in the PJM (Pennsylvania, New Jersey and Maryland) market.

The company is one of the largest independent power producers in the nation with approximately 16,000 megawatts of power generation capacity in operation across the United States. These strategically located generating assets utilize natural gas, fuel oil and coal. For more information, visit www.reliant.com/corporate.

This news release contains “forward-looking statements.” Forward-looking statements are statements that contain projections, estimates or assumptions about our revenues, income and other financial items, our plans for the future, future economic performance, transactions and dispositions and financings related thereto. Forward-looking statements relate to future events and anticipated revenues, earnings, business strategies, competitive position or other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words. However, the absence of these words does not mean that the statements are not forward-looking.

We have based our forward-looking statements on management’s beliefs and assumptions based on information available to management at the time the statements are made. Actual results may differ materially from those expressed or implied by forward-looking statements as a result of many factors or events, including legislative and regulatory developments, the outcome of pending lawsuits, governmental proceedings and investigations, the effects of competition, financial market conditions, access to capital, the timing and extent of changes in commodity prices and interest rates, weather conditions, changes in our business plan and other factors we discuss in our filings with the Securities and Exchange Commission.

Each forward-looking statement speaks only as of the date of the particular statement and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Information in this release is subject to adjustment resulting from further review and the obtaining of additional information that impacts the consolidated financial statements.

###

Reliant Energy, Inc. and Subsidiaries

Consolidated Statements of Operations

(Thousands of Dollars, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2006	2005

Revenues:
Revenues (including $149,506 and $(145,412) unrealized gains (losses))	$2,452,685	$1,717,317

Expenses:
Purchased power, fuel and cost of gas sold (including $(126,038) and $269,566 unrealized gains (losses))	2,250,049	1,342,084
Operation and maintenance	185,555	170,548
Selling and marketing	23,997	18,985
Bad debt expense	10,804	8,610
Total	2,470,405	1,540,227
Contribution Margin	(17,720)	177,090

Other general and administrative	35,939	31,664
(Gains) losses on sales of assets and emission allowances, net	(151,476)	754
Depreciation and amortization	80,505	108,451
Total	(35,032)	140,869
Operating Income	17,312	36,221

Other Income (Expense):
Income (loss) of equity investments, net	326	(168)
Other, net	85	(58)
Income Before Interest and Taxes	17,723	35,995

Interest expense	(108,162)	(95,345)
Interest income	9,018	5,211

Loss from Continuing Operations Before Income Taxes	(81,421)	(54,139)
Income tax expense (benefit)	57,646	(12,683)

Loss from Continuing Operations	(139,067)	(41,456)
Income from discontinued operations	4,980	16,534

Loss Before Cumulative Effect of Accounting Change	(134,087)	(24,922)
Cumulative effect of accounting change, net of tax	968	—
Net Loss	$(133,119)	$(24,922)

Basic and Diluted Earnings (Loss) Per Share:
Loss from continuing operations	$(0.46)	$(0.14)
Income from discontinued operations	0.02	0.06
Cumulative effect of accounting change, net of tax	—	—
Net loss	$(0.44)	$(0.08)

Weighted Average Common Shares Outstanding (in thousands):
- Basic	305,631	300,441
- Diluted	305,631	300,441

Reference is made to Reliant Energy, Inc.’s Annual Report

on Form 10-K for the year ended December 31, 2005.

Reliant Energy, Inc. and Subsidiaries

Results of Operations by Segment - As Reported

(Millions of Dollars)

(Unaudited)

	Three Months Ended
	March 31, 2006	March 31, 2005	Change
Retail Energy:
Revenues	$1,687	$1,304	$383
Purchased power, fuel and cost of gas sold	1,694	1,081	613
Gross margin	(7)	223	(230)

Operation and maintenance	51	38	13
Selling and marketing	24	19	5
Bad debt expense	14	9	5
Contribution margin - Retail Energy	(96)	157	(253)

Wholesale Energy:
Revenues	911	519	392
Purchased power, fuel and cost of gas sold	702	368	334
Gross margin	209	151	58

Operation and maintenance	134	132	2
Bad debt expense	(3)	—	(3)
Contribution margin - Wholesale Energy	78	19	59

Other Operations:
Revenues	1	1	—
Purchased power, fuel and cost of gas sold	—	—	—
Gross margin	1	1	—

Operation and maintenance	—	—	—
Contribution margin - Other Operations	1	1	—

Eliminations:
Revenues	(146)	(107)	(39)
Purchased power, fuel and cost of gas sold	(146)	(107)	(39)
Gross margin	—	—	—

Consolidated:
Revenues	2,453	1,717	736
Purchased power, fuel and cost of gas sold	2,250	1,342	908
Gross margin	203	375	(172)

Operation and maintenance	185	170	15
Selling and marketing	24	19	5
Bad debt expense	11	9	2
Contribution margin - Consolidated	(17)	177	(194)

Other general and administrative	35	32	3
(Gains) losses on sales of assets and emission allowances, net	(151)	1	(152)
Depreciation and amortization	81	108	(27)
Total	(35)	141	(176)
Operating income	18	36	(18)

Income (loss) of equity investments, net	—	—	—
Other, net	—	—	—
Income before interest and income taxes	18	36	(18)

Interest expense	(108)	(95)	(13)
Interest income	9	5	4
Loss from continuing operations before income taxes	(81)	(54)	(27)
Income tax expense (benefit)	58	(13)	71
Loss from continuing operations	(139)	(41)	(98)
Income from discontinued operations	5	16	(11)
Cumulative effect of accounting change, net of tax	1	—	1
Net Loss	$(133)	$(25)	$(108)

Reference is made to Reliant Energy, Inc.’s Annual Report

on Form 10-K for the year ended December 31, 2005.

Reliant Energy, Inc. and Subsidiaries

Results of Operations by Segment - Adjusted

(Millions of Dollars)

(Unaudited)

	Three Months Ended
	March 31, 2006	March 31, 2005	Change
Retail Energy:
Gross margin	$57	$70	$(13)

Operation and maintenance	51	38	13
Selling and marketing	24	19	5
Bad debt expense	14	9	5
Contribution margin - Retail Energy	(32)	4	(36)

Wholesale Energy:
Open gross margin	242	211	31

Operation and maintenance	134	132	2
Bad debt expense	(3)	—	(3)
Open contribution margin - Wholesale Energy	111	79	32

Other Operations:
Gross margin	1	1	—

Operation and maintenance	—	—	—
Contribution margin - Other Operations	1	1	—

Consolidated:
Open gross margin	300	282	18

Operation and maintenance	185	170	15
Selling and marketing	24	19	5
Bad debt expense	11	9	2
Open contribution margin - Consolidated	80	84	(4)

Other general and administrative	35	32	3
Income (loss) of equity investments, net	—	—	—
Other, net	—	—	—
Open EBITDA	$45	$52	$(7)

Historical wholesale hedges:
Power	(115)	(44)	(71)
Fuel	7	47	(40)
Tolling/other	(12)	(33)	21
Gains (losses) on sales of assets and emission allowances, net	151	(1)	152
Adjusted EBITDA	$76	$21	$55

Unrealized gains on energy derivatives	23	124	(101)
Changes in California-related receivables and reserves	—	(1)	1
Depreciation and amortization	(81)	(108)	27
Interest expense	(108)	(95)	(13)
Interest income	9	5	4

GAAP Loss from continuing operations before income taxes	$(81)	$(54)	$(27)

Reference is made to Reliant Energy, Inc.’s Annual Report

on Form 10-K for the year ended December 31, 2005.

Reliant Energy, Inc. and Subsidiaries

Results of Operations by Segment - Adjustments

(Millions of Dollars)

(Unaudited)

	Three Months Ended
	March 31, 2006	March 31, 2005	Change

Retail Energy:
Gross Margin (1) Adjustments:
Unrealized (gains) losses on energy derivatives	$64	$(153)	$217
Total gross margin adjustments	64	(153)	217

Wholesale Energy:
Gross Margin (1) Adjustments:
Changes in California-related receivables and reserves	—	1	(1)
Unrealized (gains) losses on energy derivatives	(87)	29	(116)
Total gross margin adjustments	(87)	30	(117)

(1) Revenues less purchased power, fuel and cost of gas sold.

Reference is made to Reliant Energy, Inc.’s Annual Report

on Form 10-K for the year ended December 31, 2005.

Reliant Energy, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Thousands of Dollars)

(Unaudited)

	March 31, 2006	December 31, 2005
ASSETS
Current Assets:
Cash and cash equivalents	$43,927	$88,397
Restricted cash	60,645	26,906
Accounts and notes receivable, principally customer, net	1,115,558	1,171,673
Inventory	270,988	299,099
Derivative assets	138,855	725,964
Margin deposits on energy trading and hedging activities	1,595,055	1,716,035
Other current assets	403,380	499,045
Current assets of discontinued operations	18,303	203,332
Total current assets	3,646,711	4,730,451
Property, Plant and Equipment, net	5,883,248	5,934,060

Other Assets:
Goodwill	386,594	386,594
Other intangibles, net	470,341	510,582
Derivative assets	406,849	527,799
Other long-term assets	633,668	598,524
Long-term assets of discontinued operations	—	880,796
Total other assets	1,897,452	2,904,295
Total Assets	$11,427,411	$13,568,806

LIABILITIES AND EQUITY

Current Liabilities:
Current portion of long-term debt and short-term borrowings	$490,761	$789,325
Accounts payable, principally trade	658,411	886,965
Derivative liabilities	727,319	1,219,954
Margin deposits on energy trading and hedging activities	15,000	15,588
Other current liabilities	435,144	397,942
Current liabilities of discontinued operations	71,296	96,456
Total current liabilities	2,397,931	3,406,230

Other Liabilities:
Derivative liabilities	618,155	812,695
Other long-term liabilities	379,038	389,083
Long-term liabilities of discontinued operations	—	779,678
Total other liabilities	997,193	1,981,456

Long-term Debt	4,319,508	4,317,427
Commitments and Contingencies
Temporary Equity Stock-based Compensation	2,151	—
Total Stockholders’ Equity	3,710,628	3,863,693
Total Liabilities and Equity	$11,427,411	$13,568,806

Reference is made to Reliant Energy, Inc.’s Annual Report

on Form 10-K for the year ended December 31, 2005.

Reliant Energy, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Thousands of Dollars)

(Unaudited)

	Three Months Ended March 31,
	2006	2005

Cash Flows from Operating Activities:
Net loss	$(133,119)	$(24,922)
Income from discontinued operations	(4,980)	(16,534)
Net loss from continuing operations and cumulative effect of accounting change	(138,099)	(41,456)
Adjustments to reconcile net loss to net cash used in operating activities:
Cumulative effect of accounting change	(968)	—
Depreciation and amortization	80,505	108,451
Deferred income taxes	55,238	(10,354)
Net unrealized gains on energy derivatives	(23,468)	(124,154)
Amortization of deferred financing costs	3,931	3,672
(Gains) losses on sales of assets and emission allowances, net	(151,476)	754
Other, net	10,927	33,404
Changes in other assets and liabilities:
Accounts and notes receivable and unbilled revenue, net	88,805	171,560
Inventory	26,291	(2,158)
Margin deposits on energy trading and hedging activities, net	120,392	(226,406)
Net derivative assets and liabilities	(50,002)	82,034
Western states and Cornerstone settlement payments	(155,102)	—
Accounts payable	(75,817)	(28,706)
Other current assets	(3,120)	28,878
Other assets	(20,653)	(29,533)
Taxes payable/receivable	134	889
Other current liabilities	(6,543)	(25,913)
Other liabilities	10,636	198
Net cash used in continuing operations from operating activities	(228,389)	(58,840)
Net cash provided by discontinued operations from operating activities	7,279	35,726
Net cash used in operating activities	(221,110)	(23,114)
Cash Flows from Investing Activities:
Capital expenditures	(21,897)	(10,131)
Proceeds from sales of assets, net	1,238	560
Proceeds from sales of emission allowances	187,910	23,284
Purchases of emission allowances	—	(39,512)
Restricted cash	(33,739)	29,548
Other, net	2,500	20
Net cash provided by continuing operations from investing activities	136,012	3,769
Net cash provided by (used in) discontinued operations from investing activities	967,743	(4,341)
Net cash provided by (used in) investing activities	1,103,755	(572)
Cash Flows from Financing Activities:
Payments of long-term debt	(321,372)	(30,643)
Increase in short-term borrowings and revolving credit facilities, net	27,241	58,152
Proceeds from issuances of stock	5,016	6,382
Net cash provided by (used in) continuing operations from financing activities	(289,115)	33,891
Net cash used in discontinued operations from financing activities	(638,000)	—
Net cash provided by (used in) financing activities	(927,115)	33,891
Net Change in Cash and Cash Equivalents	(44,470)	10,205
Cash and Cash Equivalents at Beginning of Period	88,397	105,054
Cash and Cash Equivalents at End of Period	$43,927	$115,259

Reference is made to Reliant Energy, Inc.’s Annual Report

on Form 10-K for the year ended December 31, 2005.

Reliant Energy, Inc. and Subsidiaries

Retail Energy Data

(Unaudited)

	Three Months Ended March 31,
	2006	2005		Change
	(in millions)

Mass gross margin	$30	$85	(1)	$(55)
Commercial and Industrial gross margin	20	—	(1)	20
Market usage adjustments	7	(15)		22
Total retail energy gross margin, excluding unrealized gains (losses)	57	70		(13)
Unrealized gains (losses)	(64)	153		(217)
Total retail energy gross margin	(7)	223		(230)

Operation and maintenance	51	38		13
Selling and marketing	24	19		5
Bad debt expense	14	9		5
Total retail energy contribution margin	$(96)	$157		$(253)

	Three Months Ended March 31,
	2006	2005
	(gigawatt hours)
Electricity Sales to End-Use Retail Customers:
Mass:
Residential:
Houston	2,913	3,312
Non-Houston	1,547	1,166
Small Business:
Houston	697	847	(1)
Non-Houston	296	135	(1)
Total Mass	5,453	5,460
Commercial and Industrial:
ERCOT (2)	7,496	8,192	(1)
Non-ERCOT	1,588	1,208
Total Commercial and Industrial	9,084	9,400

Market usage adjustments	7	(221)
Total	14,544	14,639

	Three Months Ended March 31,
	2006	2005
	(in thousands, metered locations)
Weighted Average Retail Customer Count:
Mass:
Residential:
Houston	1,212	1,302
Non-Houston	472	344
Small Business:
Houston	136	142	(1)
Non-Houston	28	14	(1)
Total Mass	1,848	1,802
Commercial and Industrial:
ERCOT (2)	72	73	(1)
Non-ERCOT	2	1
Total Commercial and Industrial	74	74
Total	1,922	1,876

	March 31,	December 31,
	2006	2005
	(in thousands, metered locations)
Retail Customers:
Mass:
Residential:
Houston	1,211	1,213
Non-Houston	483	462
Small Business:
Houston	136	137	(1)
Non-Houston	27	29	(1)
Total Mass	1,857	1,841
Commercial and Industrial:
ERCOT (2)	75	70	(1)
Non-ERCOT	2	2
Total Commercial and Industrial	77	72
Total	1,934	1,913

(1)  Beginning in the first quarter of 2006, we recategorized financial and operational data for customers with a peak demand between 250 kilowatts and one MW from small business within mass to commercial and industrial. The 2005 data is presented on a comparable basis.

(2) Includes customers of the General Land Office for whom we provide services.

Reference is made to Reliant Energy, Inc.’s Annual Report

on Form 10-K for the year ended December 31, 2005.

Reliant Energy, Inc. and Subsidiaries

Wholesale Energy Data

(Unaudited)

	Three Months Ended March 31,
	2006		2005
	GWh	% Economic (1)	GWh	% Economic (1)
Economic Generation (2):
PJM Coal	5,807.3	70%	5,435.6	60%
MISO Coal	1,292.7	45%	1,795.8	58%
PJM/MISO Gas	86.6	0%	156.1	1%
West	939.0	13%	145.1	3%
Other	1,304.3	74%	1,337.0	54%
Total	9,429.9	32%	8,869.6	28%

Commercial Capacity Factor (3):
PJM Coal	87%		76%
MISO Coal	95%		90%
PJM/MISO Gas	1%		56%
West	98%		100%
Other	94%		94%
Total	89%		81%

	GWh		GWh
Generation Volume (4):
PJM Coal	5,030.6		4,123.0
MISO Coal	1,225.9		1,620.5
PJM/MISO Gas	0.7		86.7
West	924.1		145.1
Other	1,220.0		1,251.1
Total	8,401.3		7,226.4

Unit Margin ($/MWh) (5):
PJM Coal	$27.48		$20.36
MISO Coal	23.24		21.52
PJM/MISO Gas	—		98.50
West	0.78		(4.56)
Other	(0.74)		4.29
Weighted Average Total	$19.80		$18.27

	Three Months Ended March 31,
	2006	2005	Change
	(in millions)

Open Energy Gross Margin (6):
PJM Coal	$138	$84	$54
MISO Coal	28	35	(7)
PJM/MISO Gas	(0)	9	(9)
West	1	(1)	2
Other	(1)	5	(6)
Total Open Energy Gross Margin	166	132	34

Other Margin (7):
PJM Coal	10	11	(1)
MISO Coal	2	1	1
PJM/MISO Gas	3	3	—
West	37	39	(2)
Other	24	25	(1)
Total Other Margin	76	79	(3)

Total Open Wholesale Gross Margin	242	211	31

Historical Wholesale Hedges (8):
Power	(115)	(44)	(71)
Fuel	7	47	(40)
Tolling/other	(12)	(33)	21
Total Historical Wholesale Hedges	(120)	(30)	(90)

Unrealized gains/losses on energy derivatives	87	(29)	116
Changes in California-related receivables and reserves	—	(1)	1

Total Wholesale Energy Gross Margin	209	151	58

Operation and maintenance	134	132	2
Bad debt expense	(3)	—	(3)

Total Wholesale Energy Contribution Margin	$78	$19	$59

(1)  Percent economic is generation volume divided by maximum generation at 100% plant availability.

(2)  Economic generation is estimated generation at 100% plant availability based on an hourly analysis of when it is economical to generate based on the price of power, fuel, emission allowances and variable operating costs.

(3)  Commercial capacity factor is the generation volume divided by the economic generation.

(4)  Excludes generation volume related to power purchase agreements, which includes tolling agreements.

(5)  Represents open energy gross margin divided by generation volume.

(6)  Open energy gross margin is a model-derived number based on generation volume assuming (a) it had been sold at day-ahead power prices in the case of coal-fired generation and real-time power prices in the case of natural gas-fired generation and (b) it had been purchased at delivered spot fuel prices, each without regard to the effect of our historical wholesale hedges or prices actually paid or received.

(7)  Other margin represents power purchase agreements, capacity payments, ancillary revenues and West region hedges.

(8)  Historical wholesale hedges were entered into to primarily hedge the economics of our wholesale operations. These amounts primarily relate to settlements of forward power and fuel hedges, long-term tolling purchases, long-term natural gas transportation contracts, storage contracts and our legacy energy trading. These amounts are derived based on methodology consistent with the calculation of open energy gross margin above.

Reference is made to Reliant Energy, Inc.’s Annual Report

on Form 10-K for the year ended December 31, 2005.

Reliant Energy, Inc. and Subsidiaries

PJM Coal and MISO Coal

(Unaudited)

	Summer/Winter
	Average	Heat Rate	Q1 economic generation volume (GWh)		Q1 commercial capacity factor		Q1 generation volume (GWh)
Unit Name	Capacity (MW)	(MMBtu/MWh)	2006	2005	2006	2005	2006	2005

Cheswick	580	10.0	831.6	723.6	99%	97%	826.6	701.2
Conemaugh	280	9.4	602.8	599.2	96%	96%	576.2	577.7
Elrama	466	11.3	856.4	595.9	78%	25%	664.0	147.5
Keystone	282	9.5	570.1	585.6	79%	97%	449.5	570.4
Portland	400	10.1	614.1	647.6	95%	75%	580.8	484.2
Seward	521	9.7	1,109.2	926.4	71%	55%	790.7	511.5
Shawville	566	10.3	909.7	997.5	94%	81%	856.2	803.4
Titus	246	10.8	313.4	359.8	91%	91%	286.6	327.1
PJM Coal Total	3,341		5,807.3	5,435.6	87%	76%	5,030.6	4,123.0

	Summer/Winter
	Average	Heat Rate	Q1 economic generation volume (GWh)		Q1 commercial capacity factor		Q1 generation volume (GWh)
Unit Name	Capacity (MW)	(MMBtu/MWh)	2006	2005	2006	2005	2006	2005

Avon Lake	721	9.8	803.6	1,097.3	95%	91%	764.1	999.4
New Castle	328	10.7	237.6	387.3	93%	86%	221.3	333.3
Niles	208	10.5	251.5	311.2	96%	92%	240.5	287.8
MISO Coal Total	1,257		1,292.7	1,795.8	95%	90%	1,225.9	1,620.5

Reference is made to Reliant Energy, Inc.’s Annual Report

on Form 10-K for the year ended December 31, 2005.

Reliant Energy, Inc. and Subsidiaries

PJM/MISO Gas

(Unaudited)

	Summer/Winter
	Average	Heat Rate	Q1 economic generation volume (GWh)		Q1 commercial capacity factor		Q1 generation volume (GWh)
Unit Name	Capacity (MW)	(MMBtu/MWh)	2006	2005	2006	2005	2006	2005

Aurora	942	10.5	4.3	8.0	26%	34%	1.1	2.7
Blossburg	23	14.6	1.0	0.4	100%	100%	1.0	0.4
Brunot Island	315	10.4	—	—	0%	0%	—	—
Gilbert	614	11.0	28.9	32.1	14%	83%	4.0	26.7
Glen Gardner	184	14.6	0.2	0.1	100%	100%	0.2	0.1
Hamilton	23	14.8	—	—	0%	0%	—	—
Hunterstown	71	14.8	0.1	58.9	100%	0%	0.1	0.2
Hunterstown CCGT	833	7.0	47.2	41.5	-11%	100%	(5.4)	41.5
Mountain	47	14.3	0.6	0.2	100%	100%	0.6	0.2
Orrtanna	23	14.4	—	0.2	0%	100%	—	0.2
Portland	185	11.2	0.3	13.4	0%	100%	—	13.4
Sayreville	264	13.8	0.4	1.1	-125%	100%	(0.5)	1.1
Shawnee	23	14.0	—	—	0%	0%	—	—
Shawville 5-7	6	10.2	—	—	0%	0%	—	—
Titus	35	17.4	—	0.1	0%	100%	—	0.1
Tolna	47	14.2	0.1	0.1	100%	100%	0.1	0.1
Werner	252	13.8	—	—	0%	0%	—	—
Shelby	356	9.8	3.5	—	-14%	0%	(0.5)	—
PJM/MISO Gas Total	4,243		86.6	156.1	1%	56%	0.7	86.7

Reference is made to Reliant Energy, Inc.’s Annual Report

on Form 10-K for the year ended December 31, 2005.

Reliant Energy, Inc. and Subsidiaries

West and Other

(Unaudited)

	Summer/Winter
	Average	Heat Rate	Q1 economic generation volume (GWh)		Q1 commercial capacity factor		Q1 generation volume (GWh)
Unit Name	Capacity (MW)	(MMBtu/MWh)	2006	2005	2006	2005	2006	2005

Bighorn (1)	598	7.2	932.7	—	98%	0%	917.8	—
Coolwater	622	10.1	—	48.3	0%	100%	—	48.3
Ellwood (1)	54	13.3	—	—	0%	0%	—	—
Etiwanda (1)	640	10.0	—	—	0%	0%	—	—
Mandalay (1)	560	10.9	6.3	44.7	100%	100%	6.3	44.7
Ormond Beach	1,516	9.6	—	52.1	0%	100%	—	52.1
West Total	3,990		939.0	145.1	98%	100%	924.1	145.1

	Summer/Winter
	Average	Heat Rate	Q1 economic generation volume (GWh)		Q1 commercial capacity factor		Q1 generation volume (GWh)
Unit Name	Capacity (MW)	(MMBtu/MWh)	2006	2005	2006	2005	2006	2005

Indian River (1)	587	10.5	6.1	76.7	100%	30%	6.1	22.8
Osceola (1)	470	11.0	47.6	57.2	100%	44%	47.6	25.2
Channelview	830	6.1	1,250.6	1,203.1	93%	100%	1,166.3	1,203.1
Other Total	1,887		1,304.3	1,337.0	94%	94%	1,220.0	1,251.1

(1)  Excludes generation volume during periods the unit operated under power purchase agreements.

Reference is made to Reliant Energy, Inc.’s Annual Report

on Form 10-K for the year ended December 31, 2005.

Reliant Energy, Inc. and Subsidiaries

Adjusted Net Debt

(in millions)

(Unaudited)

March 31, 2006

Debt:
Senior secured revolver	$409
Senior secured term loans	534
Senior secured notes	1,850
Convertible senior subordinated notes	275
Orion Power 12% notes (1)	446
PEDFA fixed-rate bonds for Seward plant due 2036	500
Channelview	346
Receivables facility	450
Warrants	(1)
Other (2)	1
REMA operating leases (off-balance sheet)	497
Total debt and debt equivalents (3)	5,307

Less:
Cash and cash equivalents	(44)
Restricted cash	(61)
Net margin deposits	(1,580)
Adjusted Net Debt	$3,622

(1) Orion 12% notes include purchase accounting adjustments of $46 million.

(2) Other subsidiary debt.

(3) Debt equivalents include off-balance sheet REMA lease of $497 million.

Reference is made to Reliant Energy, Inc.’s Annual Report

on Form 10-K for the year ended December 31, 2005.

FOR ADDITIONAL INQUIRIES PLEASE CONTACT:

Dennis Barber

(713) 497-3042